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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 11-K

                               ANNUAL REPORT

                     Pursuant to Section 15(d) of the
                      Securities Exchange Act of 1934

                For the Fiscal Year Ended December 31, 1994




                   POLICY MANAGEMENT SYSTEMS CORPORATION

                      401 (k) RETIREMENT SAVINGS PLAN


             Issuer of securities held pursuant to the Plan is

                   POLICY MANAGEMENT SYSTEMS CORPORATION
             One PMS Center, Blythewood, South Carolina 29016

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Policy Management Systems Corporation 401(k) Retirement Savings Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POLICY MANAGEMENT SYSTEMS CORPORATION
                         401(k) Retirement Savings Plan



Date:   July 14, 1995           By:  Timothy V. Williams
                                Executive Vice President, Chief
                                Financial Officer


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                     Financial Statements and Exhibits

                                                   Sequentially
                                                     Numbered
                                                      Pages

Financial Statements of the Plan together with and
Independent Public Accountants' Report for the years
then ended December 31, 1994 and 1993...............    6-18

Schedule I - Assets Held for Investment.............      20

Schedule II - Transactions or Series of Transactions
In Excess of 5% Of The Current Value Of Plan Assets.      21

Consent of Independent Public Accountants dated
June 28, 1995, annexed hereto..... .................      22